                                    Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
QUEST DIAGNOSTICS INCORPORATED
Quest Diagnostics Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.    The Restated Certificate of Incorporation of the Corporation is hereby amended by amending paragraph (a) of Paragraph 11 thereof to read in its entirety as follows:
“11. Indemnification.
(a) To the fullest extent permitted by law, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.”
2.     The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 17th day of May, 2024.

QUEST DIAGNOSTICS INCORPORATED

By:  /s/ Sean D. Mersten
Sean D. Mersten
Vice President and Corporate Secretary